UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2026

Eagle Nuclear Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-43162 (Commission File Number)	41-3113978 (I.R.S. Employer Identification No.)

5470 Kietzke Lane, Suite 300 Reno, NV (Address of principal executive offices)		89511 (Zip Code)

(775) 335-2029

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUCL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUCLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposal Submitted to Stockholders

On August 19, 2026, Eagle Nuclear Energy Corp. (the “Company”) held its 2026 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the following proposal was submitted to the shareholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 21, 2026, as supplemented by the additional definitive proxy materials filed with the SEC on August 4, 2026:

•	Proposal 1: The election of two Class I directors to serve until the 2029 annual meeting of shareholders.

Voting Results

On the record date, July 15, 2026, there were 29,579,798 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding, entitled to 29,579,798 votes. Of the 29,579,798 votes that were eligible to be cast by the holders of Common Stock at the Annual Meeting, 18,557,033 votes, or approximately 62.63% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, or withheld from, each nominee is set forth below:

Proposal 1: Election of Directors.

The Company’s shareholders elected the following directors to serve as Class I directors until the 2029 annual meeting of shareholders. The votes regarding the election of the directors were as follows:

Director Nominee	Votes For	Votes Withheld
Brian Goldmeier	16,448,766	2,108,267
Ron Bloom	16,802,067	1,754,966

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE NUCLEAR ENERGY CORP.

Date: August 19, 2026	/s/ Manavdeep Mukhija
Name: Manavdeep Mukhija
Title: Chief Executive Officer and Chairman